UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

Between August 1, 2012 and August 3, 2012, Halcón Resources Corporation (“Halcón”) completed the acquisition of a total of 20,628 net acres of oil and gas leasehold in East Texas (the “East Texas Assets”) that Halcón believes is prospective in the Woodbine formation. The transactions were completed with multiple selling parties and are described below under Item 2.01.

In connection with its acquisition of the East Texas Assets, Halcón entered into a registration rights agreement with certain of the selling parties. Halcón entered into the registration rights agreement on August 1, 2012 with CH4 Energy II, LLC, a Delaware limited liability company, PetroMax Leon, LLC, a Texas limited liability company and Petro Texas LLC, a Delaware limited liability company, and on August 2, 2012, U.S. King King LLC, a Delaware limited liability company, joined the registration rights agreement as an additional selling stockholder.

Under the terms of the registration rights agreement, Halcón has agreed to (i) file with the Securities and Exchange Commission (the “SEC”) on or before August 31, 2012 a registration statement covering resales of an aggregate of 20,769,869 shares of Halcón common stock issued as partial consideration for the East Texas Assets, and (ii) use commercially reasonable efforts to cause the registration statement to be declared effective as soon as reasonably practicable after the registration statement is filed. Halcón has agreed to keep the registration statement effective, subject to certain exceptions, for up to two years after it is declared effective by the SEC. The registration rights agreement also provides for certain limited “piggyback” registration rights pursuant to which the holders of Halcón common stock issued as partial consideration for the East Texas Assets will be entitled to participate in underwritten public offerings by Halcón of its common stock.

Halcón has agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of Halcón common stock pursuant to these registration rights. Each selling stockholder has, in turn, agreed to indemnify Halcón for federal or state securities law violations that occur in reliance upon written information it provides to Halcón for inclusion in the registration statement.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of that agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Halcón has completed the acquisition of a total of 20,628 net acres of oil and gas leasehold in East Texas. Net production associated with the East Texas Assets was approximately 2,800 barrels of oil equivalent per day as of June 1, 2012. The effective date of these transactions is April 1, 2012. Halcón’s acquisition of the East Texas Assets was completed following the consummation of the following transactions with Halcón Energy Properties, Inc., a wholly owned subsidiary of Halcón:

•

On August 1, 2012, Halcón acquired a substantial majority of the East Texas Assets from CH4 Energy II, LLC, PetroMax Leon, LLC, and Petro Texas LLC for a purchase price of approximately $222.2 million in cash and approximately 16.5 million shares of Halcón common stock.

•

On August 2, 2012, Halcón acquired additional interests in the East Texas Assets from U.S. King King LLC and Amerril Energy LLC for a purchase price of approximately $58.2 million in cash and approximately 4.3 million shares of Halcón common stock.

•

On August 3, 2012, Halcón acquired the remaining portion of the East Texas Assets from several other selling parties for an aggregate purchase price of approximately $21.2 million in cash. No shares of Halcón common stock were issued in connection with the transactions completed on August 3, 2012.

The aggregate purchase price for the East Texas Assets consisted of approximately $301.6 million in cash and 20.8 million shares of Halcón common stock. The shares of Halcón common stock were issued to selling parties in private placements pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended.

A copy of the Purchase and Sale Agreement relating to the acquisition that closed on August 1, 2012 is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with its acquisition of the East Texas Assets described under Item 2.01 above, Halcón issued a total of 20,769,869 shares of its common stock, at a value of $9.00 per share, in the following transactions:

•

On August 1, 2012, Halcón issued 16,460,317 shares of its common stock to CH4 Energy II, LLC, PetroMax Leon, LLC, and Petro Texas LLC, representing the stock component of consideration paid to such parties for their interests in the East Texas Assets.

•

On August 2, 2012, Halcón issued 4,309,553 shares of its common stock to U.S. King King LLC, representing the stock component of consideration paid to U.S. King King LLC and Amerril Energy LLC for their interests in the East Texas Assets.

The shares of Halcón common stock were issued to selling parties in private placements pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The statements of revenues and direct operating expenses for the East Texas Assets for the period from February 1, 2011 through December 31, 2011, the three months ended March 31, 2012, and the period from February 1, 2011 to March 31, 2011, including footnotes thereto, were previously filed as Exhibit 99.2 to Halcón’s current report on Form 8-K, which was filed with the SEC on June 25, 2012 and are incorporated herein by reference.

Statements of revenues and direct operating expenses for the East Texas Assets for subsequent interim periods as required by of Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K relating to the acquisition of the East Texas Assets described in Item 2.01 above will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of the 5th day of June, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Energy Properties, Inc., and joined by PetroMax Operating Co., Inc.

4.1	Registration Rights Agreement dated as of the 1st day of August, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Resources Corporation (subsequently joined by U.S. King King LLC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

August 7, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of the 5th day of June, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Energy Properties, Inc., and joined by PetroMax Operating Co., Inc.

4.1	Registration Rights Agreement dated as of the 1st day of August, 2012, among CH4 Energy II, LLC, PetroMax Leon, LLC and Petro Texas LLC and Halcón Resources Corporation (subsequently joined by U.S. King King LLC).